As filed with the Securities and Exchange Commission on August 6, 2001.

                                                Registration File No. 333-66402

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          COMMUNITY CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)

      South Carolina                                         57-0866395
(State or other jurisdiction                              (I.R.S. Employer
of organization or incorporation)                        Identification No.)

                             1402-C HIGHWAY 72 WEST
                         GREENWOOD, SOUTH CAROLINA 29649
                                 (864) 941-8200
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                          WILLIAM G. STEVENS, PRESIDENT
                          COMMUNITY CAPITAL CORPORATION
                             1402-C HIGHWAY 72 WEST
                         GREENWOOD, SOUTH CAROLINA 29649
                                 (864) 941-8200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

     APPROXIMATE DATE OF COMMENCEMENT OF SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |X|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |-|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                   PROSPECTUS
                          COMMUNITY CAPITAL CORPORATION
                       COMMON STOCK DIVIDEND REINVESTMENT
                         AND COMMON STOCK PURCHASE PLAN
                         500,000 Shares of Common Stock

     Community Capital Corporation ("CCC") is offering up to 500,000 shares of CCC's Common Stock, $1.00 par value (the "Common Stock"), through its Dividend Reinvestment and Common Stock Purchase Plan (the "Plan"). The Common Stock is listed on the American Stock Exchange under the trading symbol "CYL."

     This Prospectus describes the Plan, which provides holders of record of Common Stock with a simple and convenient means to (i) reinvest automatically cash dividends in shares of Common Stock and (ii) make additional voluntary cash purchases of Common Stock. All shareholders of record of Common Stock are eligible to participate in the Plan with respect to all or any portion of the shares of Common Stock registered in his or her name.

     Participants in the Plan (the "Participants") may elect to have cash dividends automatically reinvested in shares of Common Stock. Participants in the Plan may also make additional voluntary cash payments to be applied to the purchase of shares of Common Stock as long as (a) each payment is not less than $25.00 and (b) the total payments by any Participant in any calendar month do not exceed $10,000.00. At the option of CCC, purchases with reinvested dividends and with additional voluntary cash payment will be made directly from CCC's authorized but unissued shares, in the open market, or a combination thereof.

     If purchases are made directly from CCC, the purchase price will be equal to the average of the high and low sale prices, as reported in The Wall Street Journal or other authoritative source, of the Common Stock on the American Stock Exchange on the five business days preceding the dividend payment date or the monthly purchase date, as applicable; provided, that no purchases shall be made in the event that this price is less than the par value of the Common Stock. No brokerage commissions will be payable with respect to shares of Common Stock purchased directly from CCC. If purchases are made in the open market, the purchase price will be equal to the average price on the purchase date of all shares purchased in the open market for all Participants with the proceeds of reinvested cash dividends and any optional cash payments. Brokerage commissions or fees will be included as part of the purchase price of the shares and allocated proportionally among Participants.

     The last sale price of Common Stock as reported by the American Stock Exchange on August 2, 2001 was $11.14. For shares of Common Stock that are purchased directly from CCC and not in the open market, CCC anticipates utilizing the proceeds from the reinvested dividends and optional cash payments for its general corporate purposes, including investments in CCC's subsidiaries.

Purchase of These Securities Involves Certain Substantial Risks. See "Risk Factors Beginning at Page 3."

     Neither the securities exchange commission nor any state securities commission has approved or disapproved of these securities or has passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

     This Prospectus is not an offer to sell, or a solicitation of an offer to buy, any securities other than the securities offered by this Prospectus. This Prospectus is not an offer or solicitation in any jurisdiction where an offer or solicitation is not authorized, or in which the person making the offer is not qualified to do so, or to any person to whom making the offer or solicitation is unlawful. The delivery of this Prospectus and any sale made under this Prospectus shall not, under any circumstances, create any implication that there has been no change in the affairs of CCC since the date of the Prospectus or the date of any document incorporated in this Prospectus. This offering is made subject to withdrawal, cancellation, or modification by CCC without notice. No person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus and, if given or made, such other information or representations must not be relied upon as having been authorized by CCC. The information in this Prospectus is complete and accurate as of the date on this cover page, but the information may change in the future. The shares involved in this offering are not deposits or savings accounts and are not insured by the federal deposit insurance corporation or any other government agency.


                                 August 6, 2001

                                     SUMMARY

The Company

     CCC is a bank holding company headquartered in Greenwood, South Carolina. CCC was incorporated under the laws of the State of South Carolina on April 8, 1988 as a holding company for Greenwood Bank & Trust (the "Greenwood Bank") which opened in 1989.

     In 1994, CCC made the strategic decision to expand beyond the Greenwood County area by creating an organization of independently managed community banks that serve their respective local markets, but which share a common vision and benefit from the strength, resources, and economies of a larger institution. In 1995, CCC opened Clemson Bank & Trust in Clemson, South Carolina (the "Clemson Bank"). In 1997, CCC opened Community Bank & Trust in Barnwell, South Carolina (formerly the Bank of Barnwell County, the "Barnwell Bank"), TheBank in Belton, South Carolina (formerly the Bank of Belton, the "Belton Bank"), and Mid State Bank in Newberry, South Carolina (formerly the Bank of Newberry County, the "Newberry Bank"). From the date of their respective incorporation and through 2000, each of these five community banks (collectively, the "Banks") operated as a wholly-owned subsidiary of CCC and engaged in a general commercial banking business, emphasizing the banking needs of individuals and small to medium-sized businesses in each Bank's primary service area. Each of the Banks was a state chartered Federal Reserve member bank. On January 1, 2001, CCC merged the five Banks into the Greenwood Bank. Immediately following the merger, the Greenwood Bank changed its name to "CapitalBank".

     At December 31, 2000, the Greenwood Bank had three banking locations in Greenwood, South Carolina; the Clemson Bank had two banking locations in Clemson and Calhoun Falls, South Carolina; the Barnwell Bank had five banking locations in Aiken, Barnwell and Orangeburg Counties, South Carolina; the Belton Bank had four banking locations in Belton, Honea Path and Anderson, South Carolina; and the Newberry Bank has three banking locations in Newberry and Saluda Counties, South Carolina. As of January 1, 2001, all seventeen such locations operated as banking locations of CapitalBank.

     As of May 14, 2001, CapitalBank sold five of its branches, located in Barnwell, Blackville, Williston, Springfield, and Salley, South Carolina, respectively, to Enterprise Bank of South Carolina.

     CCC's principal executive offices are located at: 1402-C Highway 72 West, Greenwood, South Carolina 29649, and our telephone number is 864-941-8200.

The Common Stock Dividend Reinvestment and Common Stock Purchase Plan

     The following is a summary of the Common Stock Dividend Reinvestment and Common Stock Purchase Plan and is qualified in its entirety by reference to the Plan itself, a copy of which is contained in this Prospectus.

     The primary purpose of the Plan is to provide holders of shares of CCC's Common Stock with the opportunity to invest Common Stock cash dividends and optional cash payments in shares of Common Stock of CCC. All holders of record of shares of Common Stock are eligible to participate in the Plan. An eligible shareholder may join the Plan at any time by signing an Authorization Card and returning it to Registrar and Transfer Company (the "Administrator") at the below listed address. Authorization Cards may be obtained at any time by written request to the Community Capital Corporation Dividend Reinvestment and Common Stock Purchase Plan, c/o Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016-3572 or by telephoning toll- free at 1- 800-368-5948. If the Authorization Card is received by the Administrator on or before the record date established for payment of a particular dividend, reinvestment of dividends under the Plan will commence with that dividend. Otherwise, the reinvestment of dividends under the Plan will begin with the next succeeding dividend. An eligible shareholder may, at the time of enrollment, send an optional cash payment with the Authorization Card. Participants in the Plan may:

          o Automatically reinvest all or a portion of their Common Stock cash dividends in Common Stock. Purchases of shares with reinvested dividends will be made as of each dividend payment date.

          o Make additional voluntary cash payments to be applied to the purchase of shares of Common Stock as long as (a) each payment is not less than $25.00 and (b) the total payments by any Participant in any calendar month do not exceed $10,000.00. Purchases of shares with optional cash payments will be made on the first of each month (or if the first is not a business day, on the next business day). Participants may obtain the return of any optional cash payment at any time up to 48 hours before each such purchase date.

          o If purchases are made directly from CCC, the purchase price will be equal to the average of the high and low sale prices, as reported in The Wall Street Journal or other authoritative source, of the Common Stock on the American Stock Exchange on the five business days preceding the dividend payment date or the monthly purchase date, as applicable; provided, that no purchases shall be made in the event that this price is less than the par value of the Common Stock. No brokerage commissions will be payable with respect to shares of Common Stock purchased directly from CCC.

          o If purchases are made in the open market, the purchase price will be equal to the average price on the purchase date of all shares purchased in the open market for all Participants with the proceeds of reinvested cash dividends and any optional cash payments. Brokerage commissions or fees will be included as part of the purchase price of the shares and allocated proportionally among Participants.

          o Avoid safekeeping and record keeping requirements and costs through the free custodial service and reporting provisions of the Plan.

     A Participant may terminate participation in the Plan at any time by notifying the Administrator in writing. However, any notice of termination received between a dividend record date and payment date will not be effective insofar as that dividend is concerned. CCC reserves the right to modify, suspend, or terminate the Plan at any time. Participants will be notified of any such modification, suspension, or termination.

                                  RISK FACTORS

     Recent Integration. As of January 1, 2001, CCC merged four of its subsidiaries, the Clemson Bank, the Barnwell Bank, the Belton Bank, and the Newberry Bank, with and into a fifth subsidiary, the Greenwood Bank. Immediately following the merger, the Greenwood Bank changed its name to "CapitalBank". CCC's ability to successfully integrate these five subsidiaries will depend upon the interplay of several factors, including without limitation management's judgment and skill in identifying and addressing operational compatibility issues between the formerly separate subsidiaries. The likelihood of the success of the recent integration must be considered in light of the problems, expenses, complications, and delays frequently encountered in connection with the integration of existing branches, including the competitive environment in which such branches operate. There can be no assurance that CCC will ultimately be successful in integrating the five subsidiaries or that the integration will not have a material adverse impact on the business of CCC.

     No History of Paying Dividends. CCC has not declared or distributed any cash dividends to its shareholders since its incorporation in 1988. CCC cannot predict with any degree of certainty what the amount of any cash dividends declared in the future will be, whether any cash dividends will ever be declared, or whether any declared dividends would continue for future periods. The future dividend policy of CCC is subject to the discretion of the Board of Directors and will depend upon a number of factors, including without limitation future earnings, financial condition, cash need, and general business conditions. CCC's ability to distribute dividends will depend entirely upon CapitalBank's ability to distribute dividends to CCC. As a state bank, CapitalBank is subject to legal limitations on the amount of dividends it is permitted to pay. In particular, state banks may pay cash dividends up to 100% of net income in any calendar year without obtaining the prior approval of the South Carolina State Board of Financial Institutions provided that such state banks received a composite rating of one or two at the last examination conducted by state or federal regulatory authorities. All other cash dividends require the specific approval of the State Board of Financial Institutions and the filing of an income and expense report. Additionally, neither CCC nor CapitalBank may declare or pay a cash dividend on any of their capital stock if they are insolvent or if the payment the dividend would render them insolvent or unable to pay their obligations as they become due in the ordinary course of business.

     Competition. CapitalBank encounters strong competition from the financial institutions in its primary market areas. In addition, established financial institutions not already operating in CapitalBank's primary service areas may, under South Carolina law, open branches in these areas at future dates. In the conduct of certain aspects of its banking businesses, CapitalBank will also compete with savings institutions, credit unions, mortgage banking companies, consumer finance companies, insurance companies, and other institutions, some of which are not subject to the same degree of regulation and restriction imposed upon CapitalBank. Many of these competitors have substantially greater resources and lending limits than CapitalBank. In addition, many of these competitors have numerous branch offices located throughout their extended market areas which provide them with a competitive advantage which CapitalBank does not currently have.

     Common Stock Not Insured. The shares of Common Stock offered in this Prospectus are not deposits, will not be insured by the FDIC, and may not be used as collateral to secure a loan from CapitalBank.

     Potential Impact of Changes in Interest Rates. CCC's profitability is dependent to a large extent on the net interest income of CapitalBank, which equals the difference between CapitalBank's interest income on interest-earning assets and CapitalBank's interest expense on interest-bearing liabilities. CCC, like most financial institution holding companies, will continue to be affected by changes in general interest rate levels (which have recently experienced decreases), and by other economic factors beyond CCC's control. Interest rate risk arises from mismatches (i.e., the interest sensitivity gap) between repricing or maturity characteristics of interest-bearing assets and liabilities and is measured in terms of the ratio of the cumulative interest sensitivity gap to total interest-bearing assets. More assets repricing or maturing than liabilities over a given time frame is considered asset- sensitive and is reflected as a positive gap. More liabilities repricing or maturing than assets over a given time frame is considered liability-sensitive and is reflected as a negative gap. An asset-sensitive position (i.e., a positive gap) will generally enhance earnings in a rising interest rate environment and will negatively impact earnings in a falling interest rate environment, while a liability-sensitive position (i.e., a negative gap) will generally enhance earnings in a falling interest rate environment and negatively impact in a rising interest rate environment. Fluctuations in interest rates are not predictable or controllable. CCC has structured its asset and liability management strategies to mitigate the impact of changes in interest rates. CCC currently is experiencing a positive gap. There can be no assurance, however, of CCC's ability to continue to achieve positive net interest income.

     Allowance for Loan Losses. CCC's determination of the adequacy for loan losses is based on an analysis of the risk characteristics of various classifications of loans, previous loan loss experience, estimated fair value of the underlying collateral, and current economic conditions. Based on these analyses, CCC believes its allowance for loan losses as of December 31, 2000 is adequate. However, if delinquency levels were to increase as a result of adverse general economic conditions, this belief might no longer be held. There can be no assurance that the allowance will be adequate to cover loan losses or that significant increases to the allowance will not be required in the future if economic conditions seriously worsen.

     Shares Eligible for Future Sale. As of July 31, 2001, outstanding and exercisable stock options have been granted to certain directors, officers, and employees of CCC and CapitalBank for the purchase of an aggregate of 770,568 shares of Common Stock (representing on a fully diluted basis approximately 22% of the outstanding Common Stock as of July 30, 2001). Although CCC is unable to predict the effect that individual sales of these shares may have on the market price of the Common Stock prevailing at the time of any such sales, the sale of substantial amounts of these shares in the public market following the Offering could adversely affect the market price of the Common Stock.

     Issuance of Additional Stock. Pursuant to its Articles of Incorporation, CCC has the authority to issue additional shares of Common Stock and has an authorized class of 2,000,000 shares of a special class of stock which may be issued by the Board of Directors on such terms and with such rights, preferences, and designations as the Board of Directors may determine without any vote of the shareholders. Issuance of such special stock, depending upon its rights, preferences, and designations, may have the effect of delaying, deterring, or preventing a change in control of CCC. Issuance of additional shares of Common Stock or special stock could also result in the dilution of the voting power of the Common Stock purchased in this Offering.

     Anti-Takeover Provisions; Insider Ownership of CCC. Certain provisions of CCC's Articles of Incorporation could delay or frustrate the removal of incumbent directors and could make a merger, tender offer, or proxy contest involving CCC more difficult, even if such events could be perceived as beneficial to the interests of the shareholders. The provisions include staggered terms for the Board of Directors and requirements of super-majority votes to approve certain business transactions. In addition, certain provisions of state and federal law may also have the effect of discouraging or prohibiting a future takeover attempt in which shareholders of CCC might otherwise receive a substantial premium for their shares over then-current market prices. To the extent that these provisions are effective in discouraging or preventing takeover attempts, they may tend to reduce the market price for the Common Stock offered under this Prospectus.

     In addition, directors, executive officers, and all holders of five percent of the outstanding Common Stock of CCC, held, as of July 31, 2001, beneficial ownership of approximately 1,053,547 shares, representing on a fully diluted basis approximately 30% of the total voting power of CCC's outstanding Common Stock as of July 30, 2001. Because directors, executive officers, and five percent or greater shareholders of CCC are entitled to purchase shares in this Offering, this voting power may increase following the Offering.

     Business Expansion. Opening or acquiring other financial institutions would be subject to receipt of various regulatory approvals, and there can be no assurance that such approvals would be obtained or that favorable acquisitions could be arranged. In addition, CCC's ability to successfully integrate acquired businesses into CCC's overall operations will depend upon the interplay of several factors, including management's judgment and skill in identifying suitable acquisition or business combination targets, the terms and financing of any such acquisition, and the long-term operational compatibility of any new or acquired branches or operations with CCC's overall business philosophy and growth strategy. From time to time, CCC has identified potential candidates for acquisitions or business combinations, and officers of CCC have discussed in general terms possible acquisitions or business combinations with the management of certain other financial institutions. As of the date of this Prospectus, there are no agreements in principal, commitments or any similar arrangements involving CCC with respect to any potential branch acquisitions, mergers, or business combinations. However, during the term of the Offering, CCC may explore with other financial institutions the possibility of entering into such transactions.

     The likelihood of the success of any new or acquired branch or financial institution must be considered in light of the problems, expenses, complications, and delays frequently encountered in connection with the development of a new branch or integration of existing branches, including the competitive environment in which such branches operate. There can be no assurance that CCC will be successful in completing any acquisition or business combination, that any such transaction will ultimately be successfully integrated by CCC, or that any such transaction will not have a material adverse impact on the business of CCC.

     In the past, we have engaged in acquisitions accounted for by the purchase method of accounting. Acquisitions accounted for by the purchase method of accounting may lower the capital ratios of the entities involved. Consequently, in the event that we engage in significant acquisitions accounted for by the purchase method of accounting in the future, we may be required to raise additional capital in order to maintain capital levels required by the Federal Reserve Board. In the future, we may issue capital stock in connection with additional acquisitions. These acquisitions and related issuances of stock may have a dilutive effect on earnings per share and ownership.

     Government Regulation. CCC and CapitalBank are subject to an extensive collection of state and federal banking laws and regulations which impose specific requirements and restrictions on, and provide for general regulatory oversight with respect to, virtually all aspects of the CCC's and CapitalBank's operations. These regulations are generally intended to provide protections for CapitalBank's depositors and borrowers, rather than for shareholders of CCC. CCC and CapitalBank are also affected by government monetary policy and by regulatory measures affecting the banking industry in general. The actions of the Federal Reserve System affect the money supply and, in general, CapitalBank's lending abilities in increasing or decreasing the cost and availability of funds to CapitalBank. Additionally, the Federal Reserve System regulates the availability of bank credit in order to combat recession and curb inflationary pressures in the economy by open market operations in United States government securities, changes in the discount rate on member bank borrowings, changes in the reserve requirements against bank deposits and limitations on interest rates which banks may pay on time and savings deposits.

     Any change in applicable laws or regulations may have a material adverse effect on the business and prospects of CCC and CapitalBank.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements contained in this Prospectus, as well as the documents incorporated by reference into this Prospectus, discuss future expectations or state other "forward-looking" information. Such statements can be identified by the use of forward- looking words such as "may," "will," "expect," "anticipate," "estimate," "plans,", "estimates," "potential," "continue," or other similar words. Those statements could be affected by known or unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. When considering such forward-looking statements, you should keep in mind the preceding risk factors and other cautionary statements in this Prospectus. All forward-looking statements and reasons why results may differ included in this Prospectus are made as of the date of this Prospectus, and we assume no obligation to update any forward-looking statement or reason why actual results might differ.

                             DESCRIPTION OF THE PLAN

PURPOSE

1.   What is the purpose of the Plan?

     The primary purpose of the Common Stock Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") is to provide holders of record of shares of the $1 par value, common stock (the "Common Stock") of Community Capital Corporation ("CCC") the opportunity to invest cash dividends and optional cash payments in shares of Common Stock. Shares purchased under the Plan will have the same rights with respect to dividends and voting as all shares of Common Stock. For shares of Common Stock that are purchased directly from CCC and not in the open market, CCC anticipates utilizing the reinvested dividends and optional cash payments for its general corporate purposes, including investments in CCC's subsidiaries.

ADVANTAGES

2.   What are the advantages of the Plan?

         Participants in the Plan (the "Participants") may:

o Automatically reinvest all or a portion of their Common Stock cash dividends in Common Stock. (See Question 10.)

o Make additional voluntary cash payments to be applied to the purchase of shares of Common Stock as long as (a) each payment is not less than $25.00 and (b) the total payments by any Participant in any calendar month do not exceed $10,000.00. (See Questions 10, 12 and 13.)

o If purchases are made directly from CCC, the purchase price will be equal to the average of the high and low sale prices, as reported in The Wall Street Journal or other authoritative source, of the Common Stock on the American Stock Exchange on the five business days preceding the dividend payment date or the monthly purchase date, as applicable; provided, that no purchases shall be made in the event that this price is less than the par value of the Common Stock. No brokerage commissions will be payable with respect to shares of Common Stock purchased directly from CCC. (See Questions 8, 10, 12, and 13.)

o If purchases are made in the open market, the purchase price will be equal to the average price on the purchase date of all shares purchased in the open market for all Participants with the proceeds of reinvested cash dividends and any optional cash payments. Brokerage commissions or fees will be included as part of the purchase price of the shares and allocated proportionally among Participants. (See Questions 8, 10, 12, and 13.)

o Invest the full amount of all dividends and optional cash payments, because fractional share interests may be held under the Plan.

o Avoid safekeeping and record keeping requirements and costs through the free custodial service and reporting provisions of the Plan. (See Questions 14 and 18.)

ADMINISTRATION

3.   Who administers the Plan for Participants?

     Registrar and Transfer Company (the "Administrator") will administer the Plan, purchase and hold shares of Common Stock acquired from CCC under the Plan, keep records, send statements of account activity to Participants, and perform other duties related to the Plan. Participants may contact the Administrator by writing to:

                  Community Capital Corporation
                  Dividend Reinvestment and Common Stock Purchase Plan c/o Registrar and Transfer Company
                  10 Commerce Drive
                  Cranford, New Jersey 07016-3572

     Participants may also contact the Administrator by telephoning toll free at 1-800-368-5948 or by e-mailing to invrelations@rtco.com.

PARTICIPATION

4.   Who is eligible to participate in the Plan?

     All holders of record of shares of Common Stock are eligible to participate in the Plan; provided, however, if any Participants have the same social security or federal tax identification number, the maximum amount which all such Participants may invest as optional cash payments each month is limited to the maximum amount that one Participant may so voluntarily invest each month. (See Question 13.) In order to be able to participate in the Plan in their own names, beneficial owners of shares of Common Stock whose shares are registered in names other than their own must become holders of record by having their shares transferred into their own names.

5.   How does an eligible shareholder become a Participant?

     An eligible shareholder may join the Plan by signing an Authorization Card and returning it to the Administrator. Authorization Cards may be obtained at any time by written request to Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016-3572, by telephoning toll free at1-800-368-5948, or, by e-mailing to invrelations@rtco.com.

6.   What are a shareholder's participation options?

     Participants may elect full reinvestment or partial reinvestment of cash dividends. If a shareholder chooses partial reinvestment, the shareholder must designate on the Authorization Card the number of whole shares for which he or she wishes to reinvest dividends. Dividends paid on all other shares registered in the Participant's name will be paid in cash.

7.   When may an eligible shareholder join the Plan?

     An eligible shareholder may join the Plan at any time. If an Authorization Card is received by the Administrator on or before the record date established for payment of a particular dividend, reinvestment of dividends under the Plan will commence with that dividend. If an Authorization Card is received after the record date established for a particular dividend, the reinvestment of dividends under the Plan will begin with the next succeeding dividend.

     If an Authorization Card accompanied by an optional cash payment is received by the Administrator more than two business days prior to the next purchase date, the optional cash payment will be used to purchase shares of Common Stock on that purchase date. If an Authorization Card accompanied by an optional cash payment is received by the Administrator less than two business days prior to a purchase date, the optional cash payment will be used to purchase shares of Common Stock on the next purchase date.

8. Do Participants incur any expenses in connection with purchases under the Plan?

     Participants will incur no brokerage commissions, brokerage service charges, or other brokerage fees for purchases made directly from CCC. Brokerage commissions, brokerage service charges, or other brokerage fees will be included as part of the purchase price of shares purchased in the open market.

PURCHASES

9.   How many shares of Common Stock will be purchased for Participants?

     The number of shares purchased under the Plan for each Participant will depend on the amount of each Participant's dividends and optional cash payments and the market price of the Common Stock. Each Participant's account will be credited with the number of shares, including fractions computed to four decimal places, equal to the total amount invested under the Plan by the Participant, divided by the applicable purchase price per share of the Common Stock.

     At the option of CCC, purchases will be made directly from CCC's authorized but unissued shares, in the open market, or a combination thereof. CCC will direct the Administrator with respect to each purchase date as to the extent to which shares are to be purchased directly from CCC or in the open market.

10. When and at what price will shares of Common Stock be purchased under the Plan?

     Purchases of shares with reinvested dividends will be made as of each dividend payment date. Purchases of shares made with optional cash payments will be made on the first business day of every month. Optional cash payments must be received at least two business days prior to a purchase date to be used to purchase shares on that purchase date. Participants may obtain the return of any optional cash payment at any time up to two business days before a purchase date. No interest will be paid on any funds received under the Plan.

     If purchases are made directly from CCC, the purchase price will be equal to the average of the high and low sale prices, as reported in The Wall Street Journal or other authoritative source, of the Common Stock on the American Stock Exchange on the five business days preceding the dividend payment date or monthly purchase date, as applicable; provided, that no purchases shall be made in the event that this price is less than the par value of the Common Stock.

     If purchases are made in the open market, the purchase price will be equal to the average price on the purchase date of all shares purchased in the open market for all Participants with the proceeds of reinvested cash dividends and any optional cash payments.

11. Will certificates be issued for shares of Common Stock purchased under the Plan?

     Certificates for any number of whole shares credited to a Participant's account under the Plan will be issued in the Participant's name without charge upon receipt by the Administrator of a written request for a certificate from the Participant. Certificates representing fractional share interests will not be issued under any circumstances. (See Question 17.)

OPTIONAL CASH PAYMENTS

12.  How may optional cash payments be made?

     Optional cash payments may be made only by Common Stock shareholders who are having dividends reinvested under the Plan. An optional cash payment may be made by enclosing a check or money order payable to "Registrar and Transfer Company, Agent" together with an Authorization Card or with an Optional Cash Payment Form provided at the bottom of a Plan account statement referred to in Question 14 below and mailing them to the Administrator. The deadline for receiving optional cash payments to be invested is 5:00 p.m., eastern time, on the second business day prior to each monthly purchase date.

13.  What are the limitations on making optional cash payments?

     The same amount of money does not need to be sent each month, and a Participant is under no obligation to make an optional cash payment in any month. However, any optional cash payments must not be less than $25.00 per payment, and the total payments by any Participant in any calendar month must not exceed $10,000.00, subject to the right of CCC from time to time to change such amounts or to eliminate optional cash payments upon giving Participants in the Plan not less than 30 days prior written notice of the effective date of such change; provided, however, any such change shall not occur more often than once every three months.

REPORTS TO PARTICIPANTS

14.  What reports will be sent to Participants?

     As soon as practicable after each purchase made under the Plan on behalf of a Participant, the Participant will receive a statement showing the amount invested, the purchase price, the number of shares purchased, and other information regarding the status of the Participant's account as of the date of such statement. Each Participant is responsible for retaining these statements in order to establish the cost basis of his or her shares purchased under the Plan for tax purposes.

WITHDRAWAL OF SHARES IN PLAN ACCOUNTS

15.  How may a Participant withdraw shares purchased under the Plan?

     A Participant may withdraw all or any portion of the whole shares of Common Stock held in the Participant's account under the Plan by notifying the Administrator in writing. The notice should be sent to Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016-3572. A certificate for the whole shares so withdrawn will be issued in the name of, and mailed to, the Participant. In no case will certificates for fractional share interests be issued. (See Question 17.)

TERMINATION OF PARTICIPATION

16.  How may a Participant's participation in the Plan be terminated?

     A Participant may terminate participation in the Plan at any time by notifying the Administrator in writing. However, any notice of termination received by the Administrator between a dividend record date and payment date will not be effective insofar as that dividend is concerned. Any termination notice should be sent to Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016-3572. CCC may also terminate a Participant's participation in the Plan by giving written notice to that Participant at any time. However, if the notice is given between a dividend record date and payment date, the termination shall not be effective insofar as that dividend is concerned.

17. What happens to the whole shares and any fractional share interest in a Participant's account when a Participant's participation in the Plan is terminated?

     Upon termination of a Participant's participation in the Plan, a certificate for the number of whole shares in the Participant's account will be issued in the name of, and mailed to, the Participant. In lieu of issuing a certificate for any fractional share interest remaining in a terminated Participant's account, the fractional share interest will be liquidated, and a check for the net proceeds resulting from such liquidation will be mailed to the Participant.

     Upon termination of participation in the Plan, a Participant may send a written request to the Administrator that the whole shares in a Participant's account be sold. The Administrator will make such a sale for the Participant's account as soon as possible after processing the request for termination. The Participant will receive the proceeds, less any brokerage fees, from the sale of the whole shares, as well as the cash value of any fractional shares.

OTHER INFORMATION

18.  How does the Plan's share safekeeping feature work?

     At the time of enrollment in the Plan, or at any later time, Participants may use the Plan's share safekeeping service to deposit any Common Stock certificates in their possession with the Administrator. Shares deposited will be transferred into the name of the Administrator or its nominee and credited to the Participant's account under the Plan. Thereafter, the shares will be treated in the same manner as shares purchased through the Plan. By using the Plan's share safekeeping service, Participants no longer bear the risk associated with loss, theft, or destruction of share certificates.

     Participants who wish to deposit their Common Stock certificates with the Administrator must mail their request and their certificates to the Administrator. The certificates should not be endorsed. Participants should use registered, insured mail when mailing certificates to the Administrator.

19. What happens to a Participant's Plan account if all shares registered in the Participant's name are transferred or sold?

     If a Participant disposes of all shares of Common Stock registered in the Participant's name on the shareholder records of CCC without terminating participation in the Plan, the Administrator will continue to reinvest dividends payable on the shares of Common Stock held in the Participant's Plan account until such time as the Participant terminates his or her participation in the Plan. (See Question 16.)

20. What happens if CCC has a Common Stock rights offering, stock dividend, or stock split?

     If CCC effects a Common Stock dividend or stock split, it will credit each Participant's account with additional shares based on the number of shares that the Participant holds in the account on the record date for the dividend or split. If CCC grants its shareholders rights or warrants to purchase additional shares of Common Stock or other securities, then it will grant these rights or warrants to Participants based on the number of shares held in their accounts on the record date for the grant.

21.  How will a Participant's Plan shares be voted at a meeting of shareholders?

     If, on the record date for a meeting of shareholders, any whole shares are credited to a Participant's account under the Plan, such whole shares will be added to the shares registered in the Participant's name on the shareholder records of CCC. The Participant will receive one proxy covering the total of such shares, which proxy will be voted as the Participant directs; or, if a Participant so elects, the Participant may vote all of his or her shares in person at the shareholders' meeting.

22. May a Participant transfer the ownership of the shares in his or her Plan account?

     If a Participant wishes to transfer the ownership of all or part of the Participant's shares held under the Plan to another person, whether by gift, private sale, or otherwise, the Participant may effect such transfer by mailing an executed stock power to the Administrator. Transfers must be made in whole share amounts. Requests for transfer are subject to the same requirements as for transfer of Common Stock certificates generally, including the requirement of a medallion stamp guarantee on the stock power. Stock Power Forms are available from the Administrator.

     Once shares in a Plan account are transferred, the transferee must obtain an Authorization Card from the Administrator to enroll the shares in the Plan. Transferred shares will not be automatically enrolled in the Plan. The transferee may send the Authorization Card to the Administrator at the same time as the transferor submits the Stock Power Form to effectuate the transfer.

23.  What are the federal income tax consequences of participation in the Plan?

     Under the current provisions of the Internal Revenue Code of 1986, as amended, (the "Code") the purchase of shares of Common Stock under the Plan will generally result in the following federal income tax consequences:

     REINVESTED DIVIDENDS. A Participant who acquires shares for a Participant's Plan account directly from CCC with reinvested dividends will be treated under current federal income tax law as receiving a dividend in an amount equal to the fair market value of the Common Stock on the relevant dividend payment date. The Participant's basis in those shares will also equal the fair market value of the shares on the relevant dividend payment date.

     A Participant who acquires shares purchased in the open market with reinvested dividends will be treated as receiving a cash distribution equal to the purchase price. The Participant's basis in those shares will also equal the purchase price of the shares.


     OPTIONAL CASH PAYMENTS. A Participant's basis in shares acquired with optional cash payments will be the price actually paid by the Participant for the shares regardless of whether such shares are acquired directly from CCC or in the open market.

     ADDITIONAL INFORMATION. The holding period for shares acquired under the Plan will begin the day after the date the shares are acquired. A Participant will not realize any taxable income when he or she receives certificates for whole shares credited to his or her account under the Plan, either upon a request for such certificates or upon termination of the Plan. However, a Participant who receives, upon withdrawal from or termination of the Plan, a cash payment for the sale of shares held for the Participant's account under the Plan or for a fractional share then held in his or her Plan account will realize gain or loss measured by the difference between the amount of the cash received and the Participant's basis in the shares or fractional share. If, as usually is the case, the Common Stock is a capital asset in the hands of a Participant, the gain will be short-term or long-term capital gain, depending upon whether the holding period for such shares is less or more, respectively, than one year.

     In general, the corporate dividends-received deduction has been reduced to 70% and may be further reduced. Corporate shareholders also should be aware that the Code limits the availability of the dividends-received deduction under various special rules, including the situation where a holder of stock incurs indebtedness directly attributable to such stock or fails to satisfy certain holding period requirements. Corporate shareholders who participate in the Plan should consult their own tax advisers to determine their eligibility for the dividends-received deduction.

     The above is intended only as a general discussion of the current federal income tax consequences of participation in the Plan. Participants should consult their own tax advisers regarding the federal and state income tax consequences (including the effects of any changes in law) of their individual participation in the Plan.

24. Will the shares purchased under the Plan be listed on the American Stock Exchange?

     CCC will take all steps necessary to seek approval of the shares for quotation on the American Stock Exchange, subject to official notice of issuance. CCC shall give such notice to the American

Stock Exchange as may be required to permit the listing of the Common Stock issued in connection with the Plan.

25.  What are the responsibilities of CCC and the Administrator under the Plan?

     Neither CCC nor the Administrator shall be liable for any act done in good faith or for any good faith omission to act, including without limitation any claims of liability (i) arising out of failure to terminate a Participant's account upon the Participant's death prior to receipt by the Administrator of notice in writing of such death, (ii) with respect to the price at, or terms upon which, shares of Common Stock may be purchased under the Plan or the times such purchases may be made, or (iii) with respect to any fluctuation in the market value of the Common Stock before, at, or after the time any purchases may be made. CCC and the Administrator shall not have any duties, responsibilities, or liabilities except as are expressly set forth under this Prospectus. The terms and conditions of the Plan shall be governed by the laws of the State of South Carolina.

26.  Who bears the risk of market fluctuations in the price of the Common Stock?

     A Participant's investment in shares held in a Plan account is no different than an investment in shares not held in a Plan account. Each Participant bears the risk of loss and the benefits of gain from market price changes with respect to all shares of Common Stock.

     Neither CCC nor the Administrator can guarantee that shares purchased under the Plan will, at any particular time, be worth more or less than their purchase price. Each Participant should recognize that neither CCC nor the Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the Plan.

27.  May the Plan be changed or discontinued?

     CCC reserves the right to modify, suspend, or terminate the Plan at any time. Participants will be notified of any modification, suspension, or termination.

28.  How is the Plan to be interpreted?

     Any question of interpretation arising under the Plan will be determined by CCC, and CCC's determination shall be final.

29.  Who should be contacted with questions about the Plan?

     The Administrator:  Community Capital Corporation
                         Dividend Reinvestment and Common Stock Purchase Plan c/o Registrar and Transfer Company
                         10 Commerce Drive
                         Cranford, New Jersey 07016-3572

     CCC:                Community Capital Corporation
                         R. Wesley Brewer, Secretary
                         1402-C Highway 72 West
                         Greenwood, South Carolina 29649
                         Phone: (864) 941-8200

                                 USE OF PROCEEDS

     CCC is unable to predict either the number of shares of Common Stock that will be sold pursuant to the Plan or the prices at which such shares will be sold. For shares of Common Stock that are purchased directly from CCC and not in the open market, CCC will use the proceeds for general corporate purposes. Such proceeds may either be used at the holding company level or contributed to CCC's subsidiaries. Pending such use, CCC will invest the proceeds in high-quality, short-term investments.

                              PLAN OF DISTRIBUTION

     The Common Stock being sold under the Plan is being distributed by CCC rather than through an underwriter, broker, or dealer. So that the offering contemplated by this Prospectus may be conducted by CCC in compliance with the state securities or "Blue Sky" laws of Florida, Sandler O'Neill & Partners, L.P. is forwarding this Prospectus and other offering materials to investors solely in Florida. Sandler O'Neill & Partners, L.P. is forwarding such materials solely as an accommodation to CCC, does not recommend for and against this offer or the suitability of an investment in the Common Stock for any investor, and does not assume any responsibility for the accuracy or adequacy of the statements made in such materials. The Participants will not pay any brokerage commissions with respect to Common Stock purchased pursuant to the Plan. CCC will also pay any and all fees or expenses associated with Registrar and Transfer Company's administration of the Plan.

     CCC will take all steps necessary to seek approval of the shares for quotation on the American Stock Exchange, subject to official notice of issuance. CCC shall give such notice to the American Stock Exchange as may be required to permit the listing of the Common Stock issued in connection with the Plan.

                              FINANCIAL STATEMENTS

     The financial statements incorporated in this Prospectus and elsewhere in the related registration statement by reference to the Annual Report on Form10-K for the year ended December 31, 2000, have been audited by Tourville, Simpson & Caskey, L.L.P., independent certified public accountants, as indicated in their reports with respect thereto. The financials statements incorporated in this Prospectus and elsewhere in the related registration statement by reference to the Form 10-Q for the quarter ended March 31, 2001, are unaudited.

                                  LEGAL MATTERS

     The validity of the shares of the Common Stock to be issued under the Plan has been passed upon by Nexsen Pruet Jacobs & Pollard, LLC, 1441 Main Street, 15th Floor, Columbia, South Carolina 29201.

                              AVAILABLE INFORMATION

     CCC files reports, proxy statements, and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the Securities and Exchange Commission:

Pubic Reference Room                New York Regional Office           Chicago Regional Citicorp Center
450 Fifth Street, N.W.              7 World Trade Center               500 West Madison Street
Room 1024                           Suite 1300                         Suite 1400
Washington, D.C.  20549             New York, NY 10048                 Chicago, IL 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the Securities Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling The Securities and Exchange Commission at 1-800-SEC-0330. The Securities Exchange Commission also maintains an Internet World Wide Web site that contains reports, proxy statements, and other information about issuers, like CCC, who file electronically with the Securities Exchange Commission. The address of the site is http://www.sec.gov.

     CCC has filed with the Securities and Exchange Commission a registration statement on Form S-3 (of which this Prospectus is a part) under the Securities Act of 1933 that registers the distribution of our common stock under the Common Stock Dividend Reinvestment and Common Stock Purchase Plan. This Prospectus does not contain all of the information set forth in this registration statement, some portions of which have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements contained in this Prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each of these statements are qualified in all respects by this reference and the exhibits and schedules to such contract or other document. For further information regarding CCC and the shares being offered by this Prospectus, we refer you to the registration statement and its exhibits and schedules, which may be obtained from the Securities and Exchange Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Securities and Exchange Commission.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows CCC to "incorporate by reference" information into this Prospectus. This incorporation means that CCC can disclose important information to you by referring you to another document filed separately with the Securities Exchange Commission. The information incorporated by reference is considered to be a part of this Prospectus, except for any information that is superseded by information that is included directly in this Prospectus.

     This Prospectus incorporates by reference the documents listed below that CCC previously filed with the Securities and Exchange Commission. They contain important information about CCC and its financial condition.

SEC Filings                                   Period/Filing Date
-----------                                   ------------------

Annual Report on Form 10-K                    Year ended December 31, 2000

Quarterly Report on Form 10-Q                 Quarter ended March 31, 2001

Current Reports on Form 8-K                   January 4, 2001; January 30, 2001;
                                              May 17, 2001; and May 23, 2001

Form S-2 Filed pursuant to Section 12 of the Exchange Act and contains descriptions of our common stock and other rights, including all amendments or reports that we filed with the
                                              Securities Exchange
                                              Commission to update these
                                              descriptions.

     Every document that CCC files with the Securities Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and before the termination of the offering of shares under the Common Stock Dividend Reinvestment and Common Stock Purchase Plan will be incorporated by reference into this Prospectus as of the filing date of the documents without any further action by CCC. If any future document that is incorporated by reference into this Prospectus modifies anything in this Prospectus (including any document that has been incorporated by reference), then the modified statement will be replaced by the modifying statement without any further action by CCC.

     CCC will provide, without charge and upon written or oral request, copies of documents incorporated by reference (other than exhibits to the documents, unless the exhibits are specifically incorporated by reference into the documents) to each person, including any beneficial owner, to whom this Prospectus is delivered. You should direct your request for these documents to:

                          Community Capital Corporation
                           R. Wesley Brewer, Secretary
                             1402-C Highway 72 West
                         Greenwood, South Carolina 29649
                              Phone: (864) 941-8200

                                 INDEMNIFICATION

     We refer you to Chapter 8, Article 5 of Title 33 of the 1976 Code of Laws of South Carolina, as amended, respecting indemnification of officers and directors of South Carolina corporations in connection with legal proceedings involving any of these persons because of being or having been an officer or director. These provisions generally set forth the instances and requirements with respect to indemnification of directors and officers by the corporation, provide for the advancement of expenses to be incurred in legal proceedings upon compliance with certain requirements, provide for mandatory indemnification by the corporation of directors and officers who are wholly successful in the defense of legal proceedings, and permit a corporation to purchase and maintain insurance on behalf of persons who are or were officers or directors. CCC maintains directors' and officers' liability insurance.

     We also refer you to Chapter 2 of Title 33 of the 1976 Code of Laws of South Carolina, as amended, respecting the limitation in a corporation's articles or incorporation of the personal liability of a director for breach of the director's fiduciary duty. In accordance with these provisions, the Articles of Incorporation of CCC, adopted and filed with the South Carolina Secretary of State on April 8, 1988, provide that every person who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that the person, or a person of whom such person is the legal representative is or was a director or officer of CCC or is or was serving at the request of CCC, or for CCC's benefit as a director or officer of another corporation, or as CCC's representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to the South Carolina Business Corporation Act of 1988, as amended, against all expenses, liabilities, and losses (including without limitation attorneys' fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with the proceedings. This right of indemnification, which is also set forth in CCC's Bylaws, is provided as a contractual right that may be enforced in any manner desired by the person.

     To the extent that indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling CCC pursuant to the provisions described above, CCC has been informed that in the Securities and Exchange Commission's opinion this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

================================================================================


                          COMMUNITY CAPITAL CORPORATION



                                 500,000 Shares
                                       of
                                  Common Stock



                                  -------------
                                   PROSPECTUS
                                  -------------



                                 August 6, 2001


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee....................$1,397.00
Printing expenses (estimated)..........................................$1,900.00
Legal fees and expenses (estimated)...................................$10,000.00
Accounting fees and expenses (estimated)...............................$1,000.00
Blue Sky fees and expenses (estimated).................................$1,000.00
Transfer Agent fees....................................................$1,500.00
Miscellaneous (estimated)................................................$203.00

         TOTAL........................................................$17,000.00


ITEM 15.  INDEMNIFICATION

     We refer you to Chapter 8, Article 5 of Title 33 of the 1976 Code of Laws of South Carolina, as amended, respecting indemnification of officers and directors of South Carolina corporations in connection with legal proceedings involving any of these persons because of being or having been an officer or director. These provisions generally set forth the instances and requirements with respect to indemnification of directors and officers by the corporation, provide for the advancement of expenses to be incurred in legal proceedings upon compliance with certain requirements, provide for mandatory indemnification by the corporation of directors and officers who are wholly successful in the defense of legal proceedings, and permit a corporation to purchase and maintain insurance on behalf of persons who are or were officers or directors. CCC maintains directors' and officers' liability insurance.

     We also refer you to Chapter 2 of Title 33 of the 1976 Code of Laws of South Carolina, as amended, respecting the limitation in a corporation's articles or incorporation of the personal liability of a director for breach of the director's fiduciary duty. In accordance with these provisions, the Articles of Incorporation of CCC, adopted and filed with the South Carolina Secretary of State on April 8, 1988, provide that every person who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that the person, or a person of whom such person is the legal representative is or was a director or officer of CCC or is or was serving at the request of CCC, or for CCC's benefit as a director or officer of another corporation, or as CCC's representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to the South Carolina Business Corporation Act of 1988, as amended, against all expenses, liabilities, and losses (including without limitation attorneys' fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with the proceedings. This right of indemnification, which is also set forth in CCC's Bylaws, is provided as a contractual right that may be enforced in any manner desired by the person.

ITEM 16.  EXHIBITS

Exhibit
* 5.1 Opinion of Nexsen Pruet Jacobs & Pollard, LLC regarding legality of shares of CCC

*23.1    Consent of Tourville, Simpson & Caskey, L.L.P.

*23.2    Consent of Nexsen Pruet Jacobs & Pollard, LLC: Contained in Exhibit 5.1

*24.1    Directors' Power of Attorney

    *Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood, State of South Carolina, on August 6, 2001.


                                              Community Capital Corporation

                                              By:   /s/ William G. Stevens
                                                 -------------------------------
                                                      William G. Stevens
                                                          President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated:




       Signature                                Title                                 Date
       ---------                                -----                                 ----
/s/ William G. Stevens                 President (Principal Executive             August 6, 2001
--------------------------------       Officer) and Director
William G. Stevens

/s/ R. Wesley Brewer                   Chief Financial Officer (Principal         August 6, 2001
--------------------------------       Financial and Accounting Officer)
R. Wesley Brewer                       and Secretary

          *                            Assistant Secretary and Director           August 6, 2001
--------------------------------
Patricia C. Edmonds

          *                            Director                                   August 6, 2001
--------------------------------
David P. Allred

          *                            Director                                   August 6, 2001
--------------------------------
Earl H. Bergen

          *                            Director                                   August 6, 2001
--------------------------------
Harold Clinkscales, Jr.

          *                            Director                                   August 6, 2001
--------------------------------
Robert C. Coleman

          *                            Director                                   August 6, 2001
--------------------------------
John W. Drummond

          *                            Director                                   August 6, 2001
--------------------------------
Wayne Q. Justesen, Jr.

          *                            Director                                   August 6, 2001
--------------------------------
B. Marshall Keys

          *                            Director                                   August 6, 2001
--------------------------------
Clinton C. Lemon, Jr.

          *                            Director                                   August 6, 2001
--------------------------------
Miles Loadholt

       Signature                                Title                                 Date
       ---------                                -----                                 ----
          *                            Director                                   August 6, 2001
---------------------------------
Thomas C. Lynch, Jr.

          *                            Director                                   August 6, 2001
---------------------------------
H. Edward Munnerlyn

          *                            Director                                   August 6, 2001
---------------------------------
George B. Park

          *                            Director                                   August 6, 2001
---------------------------------
Joseph H. Patrick, Jr.

          *                            Director                                   August 6, 2001
---------------------------------
William W. Riser, Jr.

          *                            Director                                   August 6, 2001
---------------------------------
George D. Rodgers

          *                            Director                                   August 6, 2001
---------------------------------
Charles J. Rogers

          *                            Director                                   August 6, 2001
---------------------------------
Thomas E. Skelton

          *                            Director                                   August 6, 2001
---------------------------------
Lex D. Walters


* By:      /s/ William G. Stevens
         --------------------------
         (William G. Stevens) (As
         Attorney-in-Fact for each
         of the persons indicated)